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                                                                    Exhibit 11.1
                                AIRSENSORS, INC.
                      COMPUTATION OF NET INCOME PER SHARE
                   Years ended April 30, 1997, 1996, and 1995

                                          -------------------------------------
                                              1997         1996         1995
                                          -----------  -----------  -----------
PRIMARY CALCULATION:
 Net income                               $3,486,958   $4,976,443   $2,967,491
 Dividends on preferred stock               (581,365)    (609,875)    (547,895)
 Minority interest                          (261,667)    (305,568)         -
                                          -----------  -----------  -----------
 Net income applicable to common stock    $2,643,926   $4,061,000   $2,419,596

 Add: Effect of treasury stock on
      repayment of borrowings                386,086      247,265      158,980
 Add: Effect of treasury stock on
      purchase of investments/securities         -            -         26,457
                                          -----------  -----------  -----------
 Net income applicable to common stock
  for calculation of net income per share $3,030,012   $4,308,265   $2,605,033
                                          -----------  -----------  -----------
                                          -----------  -----------  -----------

 Weighted average number of common
  shares outstanding                       5,722,382    5,648,290    5,620,317
 Dilutive effect of outstanding stock
  options and warrants  (As determined
  by application of the modified
  treasury stock method)                   1,070,166      999,703      945,705
                                          -----------  -----------  -----------
 Weighted average number of common
  shares, as adjusted for calculation
  of net income per share                  6,792,548    6,647,993    6,566,022
                                          -----------  -----------  -----------
                                          -----------  -----------  -----------

 Net income per share                          $0.45        $0.65        $0.40
                                          -----------  -----------  -----------
                                          -----------  -----------  -----------


FULLY DILUTED CALCULATION:

 Net income applicable to common stock
  for calculation of net income per
  share before effect of treasury stock
  on repayment of borrowings              $2,643,926   $4,061,000   $2,419,596
 Add: Effect of treasury stock on
      repayment of borrowings                386,086      247,265      158,980
 Add: Effect of treasury stock on
      purchase of investments/securities         -            -         19,843
                                          -----------  -----------  -----------
 Net income applicable to common stock
  for calculation of net income per share $3,030,012   $4,308,265   $2,598,419
                                          -----------  -----------  -----------
                                          -----------  -----------  -----------

Weighted average number of common
  shares outstanding                       5,722,382    5,648,290    5,620,317
 Dilutive effect of outstanding stock
  options and warrants  (As determined
  by application of the modified
  treasury stock method)                   1,070,166      999,703      945,705
 Assuming conversion of preferred stock         -         123,489        -
                                          -----------  -----------  -----------
 Weighted average number of common
  shares, as adjusted for calculation
  of net income per share                  6,792,548    6,771,482    6,566,022
                                          -----------  -----------  -----------
                                          -----------  -----------  -----------

 Net income per share                          $0.45        $0.63        $0.40
                                          -----------  -----------  -----------
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